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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-77299) pertaining to the 1999 Employee Stock Purchase Plan of Informatica Corporation, the Registration Statement (Form S-8 No. 333-89523) pertaining to the 1996 Flexible Stock Incentive Plan, 1999 Stock Incentive Plan and 1999 Non-Employee Director Stock Incentive Plan of Informatica Corporation, the Registration Statement (Form S-8 No. 333-42118) pertaining to the 2000 Employee Stock Incentive Plan of Informatica Corporation, the Registration Statement (Form S-8 No. 333-42112) pertaining to the 1996 Incentive Stock Option Plan of Influence Software, Inc., the Registration Statement (Form S-8 No. 333-42110) pertaining to the 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan of Informatica Corporation, the Registration Statement (Form S-8 No. 333-54614) pertaining to the Zimba 1999 Stock Option Plan, the Registration Statement (Form S-3 No. 333-51754) and the related prospectus of Informatica Corporation for the registration of 664,276 shares of its common stock, the Registration Statement (Form S-3 No. 333-42120) and the related prospectus of Informatica Corporation for the registration of 1,299,084 shares of its common stock and the Registration Statement (Amendment No. 2 to Form S-3 No. 333-45304) and the related Prospectus of Informatica Corporation for the registration of 2,875,000 shares of its common stock, of our report dated January 22, 2001, with respect to the consolidated financial statements and schedule of Informatica Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                          /s/  ERNST & YOUNG LLP

Palo Alto, California
March 30, 2001